Exhibit 99.1

XOMA Reports Fourth Quarter and Full Year 2023 Financial Results and

Highlights Recent and Upcoming Events Expected to Drive Shareholder Value

Raised up to $140 million of non-dilutive non-recourse capital through a royalty-backed loan related to

VABYSMO® from funds managed by Blue Owl Capital

Received $15.5 million in cash payments related to our growing royalty base and the achievement of certain development milestones during 2023

Added third commercial asset to XOMA’s portfolio with the acquisition of economic interests in DSUVIA®

(sufentanil sublingual tablet) in January 2024

Closed 2023 with two partners’ New Drug Applications (NDA) submitted to the U.S. Food and Drug

Administration (FDA)

EMERYVILLE, Calif., March 8, 2024 (GLOBE NEWSWIRE) – XOMA Corporation (Nasdaq: XOMA), the biotech royalty aggregator, reported its fourth quarter and full year 2023 financial results and highlighted portfolio activities expected to drive long-term shareholder value.

“Over the course of 2023, we continued to build the foundation for future growth, spearheaded by the $140 million royalty-backed financing of VABYSMO® in the fourth quarter,” stated Owen Hughes, Chief Executive Officer of XOMA. “We entered 2024 with the strongest cash position in the Company’s history, several key upcoming clinical and regulatory events, including the potential approvals of Day One’s tovorafenib and Zevra Therapeutics’ arimoclomol NDAs, and a growing pipeline of asset opportunities.”

Key Fourth Quarter Events

Partner	Event
Day One Biopharmaceuticals

•  Tovorafenib NDA accepted by U.S. Food and Drug Administration (FDA), resulting in XOMA’s receipt of a $5 million milestone payment from Viracta

•  Tovorafenib data presented at the Society of Neuro-Oncology Annual Meeting and published in Nature Medicine

Zevra Therapeutics	Resubmitted the arimoclomol NDA with FDA

Medexus	Pediatric label expansion application for IXINITY® accepted for review by FDA

Rezolute	• Launched RZ358 Phase 3 study • Received Priority Medicines (PRIME) eligibility from European Medicines Agency

AstraZeneca	Launched and dosed first patient in rilvegostomig Phase 3 study

LG Chem (AVEO Oncology)	Launched ficlatuzumab Phase 3 study

Organon	Announced intent to terminate ebopiprant License Agreement

Anticipated 2024 Events of Note

Partner	Event
Day One Biopharmaceuticals	April 30, 2024 – FDA action date for tovorafenib NDA

Zevra Therapeutics	September 21, 2024 – FDA action date for arimoclomol NDA

Medexus	FDA decision regarding IXINITY® pediatric label expansion

Financial Results

XOMA recorded total revenues of $1.8 million and $4.8 million for the fourth quarter and full year of 2023, respectively. In 2023, XOMA recognized $2.5 million in milestone payments received from two partners, whereas the Company reported revenues of $6.0 million in 2022, of which $4.0 million were milestone payments received from four partners.

General and administrative (“G&A”) expenses were $7.3 million for the fourth quarter and $25.6 million for the full year of 2023. In the fourth quarter and full year of 2022, G&A expenses were $7.6 million and $23.2 million, respectively. The increase of $2.4 million between the two full-year periods was primarily due to a $5.5 million increase in stock-based compensation, partially offset by a $2.1 million decrease in consulting and legal expenses, and a $0.9 million decrease in salaries and related expenses.

In the fourth quarter of 2023, G&A expenses included $2.6 million in non-cash stock-based compensation expense, compared with $1.0 million in the fourth quarter of 2022. For the full year of 2023, G&A expenses included $9.1 million in non-cash stock-based compensation, compared with $3.6 million for the full year of 2022.

XOMA received cash payments of approximately $5.7 million from royalties and milestone payments in the fourth quarter of 2023, as compared to $0.8 million in the comparable period in 2022. During the full year of 2023, the Company received cash payments of approximately $15.5 million from royalties and milestone payments, as compared to $7.2 million in 2022. XOMA’s net cash used in operations during the fourth quarter of 2023 was $3.9 million and $18.2 million for the full year, as compared with $3.9 million used during the fourth quarter of 2022 and $12.9 million used for the full year of 2022.

XOMA incurred one-time arbitration settlement costs of $4.1 million in 2023, related to an arbitration proceeding settlement with one of its licensees.

For the year ended December 31, 2023, XOMA recorded $15.8 million in impairment charges, as a result of the discontinuation of operations at Bioasis ($1.6 million) and Organon’s decision to terminate its License Agreement for ebopiprant ($14.2 million).

Other income, net was $1.6 million for the full year of 2023 and $0.3 million for the full year of 2022. The increase in other income, net between periods is primarily due to an increase in investment income.

In 2023, net loss for the fourth quarter and year ended December 31, 2023, was $20.1 million and $40.8 million, respectively. In 2022, the net loss for the fourth quarter was $6.0 million and $17.1 million for the full year.

On December 31, 2023, XOMA had cash and cash equivalents of $159.6 million (including $6.3 million in restricted cash). In 2023, XOMA’s royalty interests generated cash payments of $7.3 million from Roche related to VABYSMO® sales and $1.7 million from Medexus related to IXINITY® sales. The Company also received a $5.0 million milestone payment from Viracta related to the FDA’s acceptance of Day One Pharmaceuticals’ NDA for tovorafenib. These cash receipts from royalty and milestone acquisitions reduced XOMA’s short-term royalty and commercial payment receivables by $14 million. On October 16, 2023, the Company paid total cash dividends of $1.4 million on the 8.625% Series A Cumulative Perpetual Preferred Stock (Nasdaq: XOMAP) and on the 8.375% Series B Cumulative Perpetual Preferred Stock (Nasdaq: XOMAO). In December 2023, XOMA drew $130.0 million from its royalty-backed loan with certain funds managed by the credit platform of Blue Owl Capital. On December 31, 2022, the Company reported cash of $57.8 million. Based upon the cash flows XOMA expects to receive from VABYSMO®, DSUVIA®, and IXINITY® sales in addition to its current cash position, the Company continues to believe its current cash position will be sufficient to fund XOMA’s operations for multiple years.

Subsequent Events

On January 2, 2024, the Company announced a stock repurchase program of up to $50 million through January 2027.

On January 7, 2024, Owen Hughes was appointed as Chief Executive Officer and Jack Wyszomierski was named Chairman of the Board of Directors.

On January 18, 2024, XOMA acquired an economic interest in DSUVIA® (sufentanil sublingual tablet) from Talphera, Inc., for $8 million. DSUVIA® is commercialized by Alora Pharmaceuticals. XOMA will receive 100 percent of all royalties and milestones related to DSUVIA® sales until it receives $20 million. Thereafter, XOMA will receive a 15 percent royalty associated with DSUVIA® commercial sales, a 37.5 percent royalty on DoD purchases and 50 percent of the remaining $116.5 million in potential milestone payments due from Alora Pharmaceuticals.

On February 16, 2024, XOMA announced its intention to acquire Kinnate Biopharma for between $2.3352 and $2.5879 in cash per share plus a contingent value right (CVR). XOMA anticipates it will add approximately $9.5 million to its cash balance at the closing of the acquisition, which is expected to occur in April 2024.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA and other developments related to VABYSMO® (faricimab-svoa), IXINITY® [coagulation factor IX (recombinant)], DSUVIA® (sufentanil sublingual tablet), tovorafenib, and arimoclomol; the potential out-licensing of ebopiprant to an external partner for further development; the anticipated timings of regulatory filings and approvals related to assets in XOMA’s portfolio; the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time; and XOMA’s cash sufficiency forecast. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them; and the impact to the global economy as a result of the COVID-19 pandemic. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-Q and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, all assets in XOMA’s milestone and royalty portfolio, except VABYSMO® (faricimab-svoa), IXINITY® [coagulation factor IX (recombinant)], DSUVIA® (sufentanil sublingual tablet), are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	Year Ended December 31,
	2023	2022
Revenues:
Revenue from contracts with customers	$2,650	$4,150
Revenue recognized under units-of-revenue method	2,108	1,877

Total revenues	4,758	6,027

Operating expenses:
Research and development	143	153
General and administrative	25,606	23,191
Impairment charges	15,828	—
Arbitration settlement costs	4,132	—
Amortization of intangible assets	897	97

Total operating expenses	46,606	23,441

Loss from operations	(41,848)	(17,414)
Other income (expense)
Interest expense	(569)	—
Other income (expense), net	1,586	295

Loss before income tax	$(40,831)	$(17,119)
Income tax benefit	—	15

Net loss and comprehensive loss	$(40,831)	$(17,104)
Net loss and comprehensive loss attributable to common stockholders, basic and diluted	$(46,303)	$(22,576)

Basic and diluted net loss per share attributable to common stockholders	$(4.04)	$(1.98)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	11,471	11,413

XOMA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$153,290	$57,826
Short-term restricted cash	160	—
Short-term equity securities	161	335
Trade and other receivables, net	1,004	1
Short-term royalty and commercial payment receivables	14,215	2,366
Prepaid expenses and other current assets	483	725

Total current assets	169,313	61,253
Long-term restricted cash	6,100	—
Property and equipment, net	25	7
Operating lease right-of-use assets	378	29
Long-term royalty and commercial payment receivables	57,952	63,683
Intangible assets, net	—	15,150
Other assets - long term	533	260

Total assets	$234,301	$140,382

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$653	$524
Accrued and other liabilities	2,768	2,918
Contingent consideration under RPAs, AAAs and CPPAs	7,000	75
Operating lease liabilities	54	34
Unearned revenue recognized under units-of-revenue method	2,113	1,899
Preferred stock dividend accrual	1,368	1,368
Current portion of long-term debt	5,543	—

Total current liabilities	19,499	6,818
Unearned revenue recognized under units-of-revenue method – long-term	7,228	9,550
Long-term operating lease liabilities	335	—
Long-term debt	118,518	—

Total liabilities	145,580	16,368

Stockholders’ equity:
Preferred Stock, $0.05 par value, 1,000,000 shares authorized:
8.625% Series A cumulative, perpetual preferred stock, 984,000 shares issued and outstanding at December 31, 2023 and December 31, 2022	49	49
8.375% Series B cumulative, perpetual preferred stock, 1,600 shares issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Convertible preferred stock, 5,003 issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 11,495,492 and 11,454,025 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	86	86
Additional paid-in capital	1,311,809	1,306,271
Accumulated deficit	(1,223,223)	(1,182,392)

Total stockholders’ equity	88,721	124,014

Total liabilities and stockholders’ equity	$234,301	$140,382

XOMA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(40,831)	$(17,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	9,099	3,608
Impairment charges	15,828	—
Change in fair value of contingent consideration under RPAs, AAAs, and CPPAs	(75)	—
Common stock contribution to 401(k)	123	85
Amortization of intangible assets	897	97
Depreciation	3	7
Accretion of long-term debt	34	—
Non-cash lease expense	119	170
Change in fair value of equity securities	174	439
Changes in assets and liabilities:
Trade and other receivables, net	(1,003)	208
Prepaid expenses and other assets	219	(71)
Accounts payable and accrued liabilities	(523)	1,845
Income taxes payable	—	(91)
Operating lease liabilities	(114)	(195)
Unearned revenue recognized under units-of-revenue method	(2,108)	(1,877)

Net cash used in operating activities	(18,158)	(12,879)

Cash flows from investing activities:
Payments of consideration under RPAs, AAAs and CPPAs	(14,650)	(8,000)
Receipts under RPAs, AAAs and CPPAs	13,956	3,026
Payment for IP acquired under the ObsEva IP Acquisition Agreement	—	(15,247)
Purchase of property and equipment	(17)	—

Net cash used in investing activities	(711)	(20,221)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	130,000	—
Debt issuance costs and loan fees	(4,253)	—
Payment of preferred stock dividends	(5,472)	(5,472)
Proceeds from exercise of options and other share-based compensation	466	2,419
Taxes paid related to net share settlement of equity awards	(148)	(1,398)

Net cash provided by (used in) financing activities	120,593	(4,451)

Net increase (decrease) in cash, cash equivalents and restricted cash	101,724	(37,551)
Cash, cash equivalents at the beginning of the period	57,826	95,377

Cash, cash equivalents and restricted cash at the end of the period	$159,550	$57,826

Supplemental Cash Flow Information:
Cash paid for taxes	$—	$76
Right-of-use assets obtained in exchange for operating lease liabilities	$468	$—
Non-cash investing and financing activities:
Issuance of common stock warrants in connection with long-term debt	$1,470	$—
Accrued issuance costs in connection with issuance of long-term debt	$501	$—
Preferred stock dividend accrual	$1,368	$1,368
Estimated fair value of contingent consideration under the LadRx Agreements	$1,000	$—
Accrued transaction costs in connection with ObsEva IP Acquisition	$—	$122
Accrual of contingent consideration under the Affitech CPPA	$6,000	$—

# # #

Investor contact:	Media contact:

Juliane Snowden	Kathy Vincent
XOMA	KV Consulting & Management
+1-646-438-9754	+1-310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com